EXHIBIT 99.1

FOR IMMEDIATE RELEASE Contact: Paul Knopick

888-795-6336

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ITRONICS SILVER SALES INCREASE BY 83 PERCENT IN THE FOURTH QUARTER, 44 PERCENT FOR THE FULL YEAR 2005; GOLD'n GRO FERTILIZER SALES UP 45 PERCENT IN THE FOURTH QUARTER, TWO PERCENT FOR THE YEAR

RENO, Nevada, January 31, 2006 -- Itronics Inc. (OTC BB: ITRO; Frankfurt and Berlin Stock Exchanges: ITG) today reported silver and GOLD'n GRO liquid fertilizer sales by its subsidiary, Itronics Metallurgical, Inc. for the full year 2005. Silver sales were up 83 percent in the fourth quarter and up 44 percent for the full year. GOLD'n GRO liquid fertilizer sales were up 45 percent in the fourth quarter and two percent for the full year.

Silver sales for the fourth quarter and for the full year 2005 and 2004 are presented in the following table:

Itronics Silver Sales

                                        Fourth Quarter              2005                 Full Year                      2005

                                                                         Change                                                     Change

                                         2005     2004                                        2005           2004

Revenues                       $36,126       $19,770    + 83.0%      $146,088       $101,529        + 44.0%

Troy Ounces                       4,390         1,169    +276.0%          18,149            7,530         +141.0%

Revenues/tr oz                   $ 8.23       $16.91      - 51.3%            $8.05            $13.48       - 40.3%

Silver revenues include silver recovery, refining, and sales fees, sale of silver bullion recovered from photographic liquids, sale of silver bullion recovered from used x-ray film, and sale of Silver Nevada Miner 99.9 percent pure numismatic silver bars. Silver revenues per ounce declined in 2005 due to a large increase in silver bullion sales as a proportion of total silver revenues.

                                                                       2005             2004                2003

Silver sales for the last 3 years were:             $146,088         $101,529         $55,287

The Company recently tripled silver recovery and refining capacity and silver sales are expected to increase driven by growth in GOLD'n GRO liquid fertilizer sales

GOLD'n GRO bulk micronutrient and multinutrient liquid fertilizer sales for the fourth quarter and for the full year 2005 and 2004 are presented in the following table:

Itronics GOLD'n GRO Bulk Liquid Fertilizer Sales

Chelated Liquid Micronutrients

                                          Fourth Quarter          2005                         Full Year                  2005

                                                                           Change                                                      Change

                                        2005            2004                                 2005                  2004

Revenues                      $169,322      $128,597    +31.7%            $863,411           $873,570       -1.2%

Tons                                      236              198     +19.2%                  1,245                  1,399      -11.0%

Revenues/ton                  $717.47       $649.48    +10.5%              $693.50              $624.42      +11.1%

***More***

1-31-06 Itronics Press Release "Silver Sales Increase 83 Percent, GOLD’n GRO 45 Percent"

Chelated Liquid Multinutrients

                                   Fourth Quarter              2005                     Full Year                2005

                                                                      Change                                                 Change

                                   2005          2004                                 2005               2004

Revenues                   $60,226      $29,360     +105.1%          $156,830     $125,710      + 24.8%

Tons                                 189            105        + 80.0%                  504                430      + 17.2%

Revenues/ton              $318.65      $279.62     + 14.0%           $311.17          $292.35      + 6.4%

Press Release, January 31, 2006

Itronics 2005 Silver and GOLD'n GRO Bulk Liquid Fertilizer Sales

Total GOLD'n GRO Chelated Bulk Liquid Fertilizers

                               Fourth Quarter           2005                       Full Year                      2005

                                                                 Change                                                       Change

                              2005              2004                                    2005                2004

Revenues              $229,548      $157,957     +45.3%            $1,020,241      $999,280     + 2.1%

Tons                              425              303       +40.3%                    1,749             1,829       - 4.4%

Revenues/ton         $540.11        $521.31      + 3.6%                $583.33         $546.35      + 6.8%

The GOLD'n GRO chelated liquid micronutrient product category includes four products for 2004 and 2005 and is expected to include five products in 2006. The GOLD'n GRO chelated liquid multinutrient category includes seven products in 2004 and 2005 and will include six products in 2006. Tonnage and per ton revenues in each fertilizer category and for total sales change quarterly and annually due to seasonal and annual changes in the product mix.

The Company's sales goal for 2006 is to increase tonnage of GOLD'n GRO chelated liquid multinutrient fertilizers to a level that is 2 to 3 times the tonnage of GOLD'n GR0 chelated liquid micronutrient fertilizers. The GOLD'n GRO chelated liquid multinutrient fertilizers utilize a greater proportion of processed photo liquids than the GOLD'n GRO chelated liquid micronutrient fertilizers. This sales objective of increasing multinutrient fertilizer tonnages is expected to produce an increase in demand for photo liquids to process, and to increase silver output in 2006.

The Company's manufacturing plant is presently configured to produce 7,500 tons of GOLD'n GRO fertilizer annually and can be expanded to produce about 36,000 tons. Planned expansions to achieve the 36,000 ton volume include increasing both dry raw material and liquid storage, increasing tank truck loading capacity, and automation of certain manufacturing functions. Expansion can be achieved incrementally as fertilizer sales continue to grow.

According to The Fertilizer Institute, more than 50 million tons of fertilizer products are sold annually in the United States. This includes almost 20 million tons of multinutrient fertilizers and almost 3.5 million tons of secondary nutrient and micronutrient products. Presently about 38 percent of the total usage is as liquid fertilizers.

According to the Federal Environmental Protection Agency, in the early 1990's there were an estimated 100 million gallons of used photoliquids generated annually in the United States, which equates to about 500,000 tons. This amount of photoliquid tonnage could be used to manufacture about 1 million tons of GOLD'n GRO fertilizers annually.

***More***

1-31-06 Itronics Press Release "Silver Sales Increase 83 Percent, GOLD’n GRO 45 Percent"

About Itronics

Itronics, through its subsidiary, Itronics Metallurgical, Inc., is the only company in the world with a "Beneficial Use Photochemical, Silver, and Water Recycling" facility that extracts more than 99 percent of the silver and virtually all the other toxic heavy metals from used photoliquids and converts the resulting liquids into environmentally beneficial, chelated, multinutrient liquid fertilizer products sold under the GOLD'n GRO trademark, and 5 troy ounce, 0.999 pure, Silver Nevada Miner numismatic bars. The environmentally friendly liquid fertilizers can be used for lawns and houseplants, and are available, along with GOLD'n GRO liquid fertilizer injectors, at the Company's "e-store" catalog at http://goldngro.com . The popular Silver Nevada Miner bars are available at the Company's 'e-store' catalog at http://www.itromet.com ..

Headquartered in Reno, Nevada, Itronics Inc. is a "Creative Environmental Technology" company and a world leader in photochemical recycling. The Company also provides project planning and technical services to the mining industry and operates the global Internet Information Portal, http://www.insidemetals.com. Dr. John Whitney, Itronics President, was selected as Nevada’s Inventor of the Year for 2000 and is a member of the Inventor’s Hall of Fame at the University of Nevada, Reno. Itronics was one of five finalists for the 2001 Kirkpatrick Chemical Engineering Award, the most prestigious worldwide award in chemical engineering technologies. Itronics was awarded second place, Highly Commended in the Environmental Technology category, at the prestigious Institution of Chemical Engineers (IChemE) 2005 Worldwide Environmental Award ceremonies at the Royal Courts of Justice in London, England in September 2005. Itronics was awarded the USA Gold Award at the House of Commons in London in November 2005 as part of the International Green Apple Environmental Awards contest, one of the largest and most prestigious of its kind in the world. Itronics' GOLD'n GRO fertilizer was named one of the top 10 new technologies representing the best of agricultural innovation by the Canadian Association of Agri-Retailers in its December 2005 publication "Communicator".

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VISIT OUR WEB SITE: http://www.itronics.com

("Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: This press release contains or may contain forward-looking statements such as statements regarding the Company's growth and profitability, growth strategy, liquidity and access to public markets, operating expense reduction, and trends in the industry in which the Company operates. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in the Company's filings with the Securities and Exchange Commission. The Company assumes no obligation to update these forward-looking statements to reflect actual results, changes in risks, uncertainties or assumptions underlying or affecting such statements, or for prospective events that may have a retroactive effect.)